Exhibit 99.1

Life Storage, Inc. Reports Second Quarter 2017 Results; Announces $200 Million Share Repurchase Program; Adjusts 2017 Guidance

BUFFALO, N.Y.--(BUSINESS WIRE)--August 2, 2017--Life Storage, Inc. (NYSE:LSI) a leading national owner and operator of self storage properties, reported operating results for the quarter ended June 30, 2017.

Mr. David Rogers, Chief Executive Officer stated: “Our transformational shift to the Life Storage brand is gaining traction with Joint Venture partners and self storage facility owners seeking professional management. These external growth gains will enhance our free cash flow generation in the short-term, and in the long-term contribute to Life Storage’s efforts to grow market share with a low-risk capital commitment”.

Mr. Rogers continued, “Operationally, we made meaningful gains in occupancy on a sequential basis due to a combination of increased internet marketing and incentives which should be a precursor to improved same store results over time, but we acknowledge this will take longer than initially anticipated. While the Company will face challenging comparables for the remainder of the year, our history as a strong and experienced operator gives us the confidence to effectively navigate through the current challenges as we continue to create additional value”.

Highlights for the 2nd Quarter Included:

  Achieved record-high second quarter occupancy of 92.8%, a 10 basis point improvement over the prior year.
  Net Operating Income increased 21.6% over the prior year quarter.
  Acquired, via joint venture, 18 high quality properties in the Company’s existing markets of Phoenix, AZ; Las Vegas, NV; and Los Angeles, CA; and two in a new market, Nashville, TN.
  Entered into agreements to manage 17 additional stores that will come under the Life Storage banner at various points throughout 2017.
  Paid a quarterly dividend of $1.00 per share of common stock.

Net income attributable to common shareholders in the second quarter of 2017 was $19.4 million or $0.42 per fully diluted share. This compares to net income attributable to common shareholders of $43.5 million in the second quarter of 2016, or $1.03 per fully diluted share.

Funds from operations for the quarter were $1.24 per fully diluted common share compared to $1.10 for the same period last year. Absent a $5.0 million loss related to the settlement of a legal action in the state of New Jersey, and an earned acquisition fee of $1.2 million related to one of the company’s joint ventures, adjusted FFO per fully diluted common share in the second quarter of 2017 was $1.33. Adjusted FFO for the second quarter of 2016 was $1.32 absent $9.0 million of acquisition related costs.

OPERATIONS:

Total revenues increased 24.1% over last year’s second quarter while operating costs increased 29.4%, resulting in an NOI increase of 21.6%.

Revenues for the 435 stabilized stores wholly owned by the Company since December 31, 2015 increased 1.4% from those in the second quarter of 2016, resulting from a modest growth in rental rates and increases in tenant insurance administrative fees. Same store expenses rose 5.6% as compared to the prior year, primarily due to a 5.5% increase in property taxes and a 42.6% increase in internet advertising costs.

The additional investment in internet advertising costs in the quarter were incurred to support the Company’s online brand transition, given the shift to Life Storage from the Uncle Bob’s brand. It is now anticipated that additional investment will be required to support the ongoing re-branding effort through at least the end of 2017. The Company produced same store revenue growth in 21 of its 30 major markets. Overall, the markets with the strongest revenue impact were Atlanta, GA, the Space Coast and Miami, FL. The market with the most challenged same store revenue was Houston, TX.

Same store NOI this period decreased 0.6% over the second quarter of 2016 given a challenging prior year comparable coupled with continued weakness in certain Texas markets. General and administrative expenses increased by $5.8 million over the same period in 2016, as a result of a one-time, $5.0 million charge related to a legal settlement, and incremental costs associated with operating 134 additional stores in 2017 over the same period in 2016.

PROPERTIES:

During the quarter, two of the Company’s joint ventures acquired a total of 20 properties, 18 of which were previously announced: Phoenix, AZ (11), Las Vegas, NV (5), and Nashville, TN (2). Two additional stores located in Los Angeles, CA were also acquired for a joint venture during the quarter for an aggregate price of $26.9 million, of which the Company contributed $2.8 million. The Company earned a $1.2 million acquisition fee related to the above mentioned transactions.

Since January 1, 2017, the Company has added a total of 25 high-quality assets with an aggregate cost of approximately $492 million to its portfolio through joint ventures.

The Company now manages a total of 131 properties through its joint venture and third party management agreements.

At June 30, 2017, the Company was in contract to acquire three stores on behalf of one of its joint ventures for an aggregate purchase price of $39.0 million, of which the Company is committed to contribute a total of up to $7.8 million. These pending acquisitions are subject to further due diligence and closing conditions; therefore no assurance can be given that these properties will be purchased according to the terms described.

During the quarter, the Company entered into an agreement to lease one property in Austin, TX with an option to purchase the asset in 2020 at a price of $14.1 million. The property was leased at certificate of occupancy and contains approximately 60,000 net rentable square feet.

The Company remains in contract on a certificate of occupancy store anticipated to close in late 2017. The property is located in Charlotte, NC and the purchase price is $12.4 million.

BALANCE SHEET AND CAPITAL MARKETS:

Illustrated below are key financial ratios at June 30, 2017:

-	Debt to Enterprise Value (at $74.10/share)	33.5%
-	Debt to Book Cost of Storage Facilities	40.7%
-	Debt to Recurring Annualized EBITDA	5.6x
-	Debt Service Coverage	5.2x

At June 30, 2017, the Company had approximately $8.0 million of cash on hand, and $169 million available on its line of credit.

In April 2017, the Company issued approximately 66,352 shares at a price of $83.78 through its Dividend Reinvestment Plan.

The Company also announces that the Dividend Reinvestment Plan dated March 18, 2013, will be suspended temporarily for all investments after September 30, 2017, and until further notice.

SHARE REPURCHASE PROGRAM:

The Company's Board of Directors authorized the repurchase of up to $200 million of the Company's outstanding common shares. The extent to which the Company repurchases its shares, and the timing of any such purchases, will depend on a variety of factors including general business and market conditions and other corporate considerations. The Repurchase Program has no time limit and may be discontinued at any time. Repurchases may be made through open market, privately-negotiated, or other methods of acquiring shares. The Company intends to structure open market purchases to occur within pricing and volume requirements of Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

COMMON STOCK DIVIDEND:

Subsequent to quarter-end, the Company’s Board of Directors approved a quarterly dividend of $1.00 per share or $4.00 annualized.

YEAR 2017 EARNINGS GUIDANCE:

Pressure from new supply and the transition to the Life Storage brand resulted in higher than anticipated incentives and increased internet marketing expense. Although occupancy at June 30, 2017 improved over the prior year, the Company now expects that the increased internet marketing and the use of incentives will continue longer than originally anticipated. Accordingly, guidance for the full year same store revenue and NOI has been updated.

The following assumptions covering operations have been utilized in formulating revised guidance for the third quarter and full year 2017:

Same Store
Projected Results Over 2016
	3Q 2017	FY 2017
Revenue	0.00 – 1.00%	1.00 – 2.00%
Operating Costs (excluding property taxes)	7.00 – 8.00%	5.00 – 6.00%
Property Taxes	7.00 – 8.00%	6.50 – 7.50%
Total Operating Expenses	7.00 – 8.00%	5.00 – 6.00%
Net Operating Income	(3.00) – (2.00)%	(1.00) – 0.00%

The Company has seen improvement in other facets of its business that it expects will be accretive to FFO growth in 2017, including:

  An increase in fees earned from 3rd party management contracts. The Company has negotiated 37 such contracts since the beginning of the year, and has developed a significant queue of prospects.
  Contributions from recently formed joint ventures and the addition of mature properties to the Company’s portfolio in markets in which it currently operates.
  Strong lease-up and NOI improvement at the 11 yet to be stabilized stores that were a part of the Life Storage acquisition.
  Plans to complete $30 to $40 million of expansions in 2017 with expected yields in excess of 8% at stabilization.
  Increased occupancy which should lead to revenue growth as incentives for existing customers expire.

As of June 30, 2017, the Company operated 12 self storage facilities that it acquired between 2014 and 2017 upon issuance of certificate of occupancy or in the early stages of lease-up, and one certificate of occupancy property that is leased. Further, it is expected to acquire one more such certificate of occupancy facility in 2017. Although there is strong lease-up and NOI improvement at these certificate of occupancy facilities, they have insufficient rental revenue to cover operating costs; accordingly, for the first 24 to 36 months of operation, ownership of these facilities is dilutive to earnings and FFO per share. The Company expects that during the second half of 2017, it will incur such dilution to the extent of $0.01 to $0.03 per share due to the aforementioned acquisitions.

Outside of the one certificate of occupancy facility located in Charlotte, NC, the Company does not expect to acquire any additional properties in 2017.

As a result of the above assumptions, management expects adjusted funds from operations for the full year 2017 to be approximately $5.25 to $5.30 per share, and between $1.33 and $1.38 per share for the third quarter of 2017.

Reconciliation of Guidance	3Q 2017	FY 2017
	Range or Value	Range or Value
Earnings per share attributable to common shareholders - diluted	$ 0.79 – $ 0.84	$ 2.45 – $ 2.50
Plus: real estate depreciation and amortization	0.54 – 0.54	2.72 – 2.72
FFO Per Share	1.33 – 1.38	5.17 – 5.22
Plus: Legal Settlement	0.00 – 0.00	0.11 – 0.11
Less: Acquisition Fee	0.00 – 0.00	(0.03) – (0.03)
Adjusted FFO per share	$ 1.33 - $ 1.38	$ 5.25 – $ 5.30

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s ability to enter new markets where it has little or no operational experience; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Life Storage will hold its Second Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, August 3, 2017. To help avoid connection delays, participants are encouraged to pre-register using this link. Anyone unable to pre-register may access the conference call at 877.737.7051 (domestic) or 201.689.8878 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing the investor relations tab at lifestorage.com/.

The webcast will be archived for 90 days; a telephone replay will also be available for 72 hours by calling 877.481.4010 and entering conference ID 16033.

ABOUT LIFE STORAGE, INC:

Life Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company is a leading national self storage owner and operator of approximately 700 facilities in 29 states. For more information, visit http://invest.lifestorage.com/.

Life Storage, Inc.
Balance Sheet Data

	June 30,
	2017	December 31,
(dollars in thousands)	(unaudited)	2016
Assets
Investment in storage facilities:
Land	$786,539	$786,764
Building, equipment and construction in progress	3,503,193	3,456,544
	4,289,732	4,243,308
Less: accumulated depreciation	(578,388)	(535,704)
Investment in storage facilities, net	3,711,344	3,707,604
Cash and cash equivalents	7,998	23,685
Accounts receivable	6,189	5,469
Receivable from joint venture	1,022	1,223
Investment in joint venture	132,524	67,300
Prepaid expenses	8,694	6,649
Intangible asset - in-place customer leases (net of accumulated
amortization of $75,479 in 2017 and $50,782 in 2016)	133	24,830
Trade name	16,500	16,500
Other assets	6,267	4,724
Total Assets	$3,890,671	$3,857,984

Liabilities
Line of credit	$331,000	$253,000
Term notes, net	1,388,380	1,387,525
Accounts payable and accrued liabilities	66,134	75,132
Deferred revenue	10,020	9,700
Fair value of interest rate swap agreements	11,526	13,015
Mortgages payable	12,852	13,027
Total Liabilities	1,819,912	1,751,399

Noncontrolling redeemable Operating Partnership Units at redemption value	16,459	18,091

Equity
Common stock	466	464
Additional paid-in capital	2,361,579	2,348,567
Accumulated deficit	(288,129)	(239,062)
Accumulated other comprehensive loss	(19,616)	(21,475)
Total Shareholders' Equity	2,054,300	2,088,494
Total Liabilities and Shareholders' Equity	$3,890,671	$3,857,984

Life Storage, Inc.
Consolidated Statements of Operations
(unaudited)
	April 1, 2017	April 1, 2016	January 1, 2017	January 1, 2016
	to	to	to	to
(dollars in thousands, except share data)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Revenues
Rental income	$120,646	$98,795	$239,240	$190,337
Other operating income	8,955	6,741	16,864	12,888
Management and acquisition fee income	3,183	1,469	5,001	2,904
Total operating revenues	132,784	107,005	261,105	206,129

Expenses
Property operations and maintenance	29,719	23,153	59,515	46,014
Real estate taxes	14,498	11,021	28,933	21,568
General and administrative	15,959	10,114	27,396	20,578
Acquisition related costs	-	1,694	-	4,078
Operating leases of storage facilities	141	-	141	-
Depreciation and amortization	26,186	16,414	51,050	31,665
Amortization of in-place customer leases	11,919	1,837	24,697	3,011
Total operating expenses	98,422	64,233	191,732	126,914

Income from operations	34,362	42,772	69,373	79,215

Other income (expense)
Interest expense (A)	(15,716)	(8,244)	(30,926)	(17,377)
Interest expense - acquisition bridge loan commitment fee	-	(7,329)	-	(7,329)
Interest income	1	37	4	43
Gain on sale of real estate	-	15,270	-	15,270
Equity in income of joint ventures	785	998	1,506	1,913

Net income	19,432	43,504	39,957	71,735
Noncontrolling interests in the Operating Partnership	(77)	(208)	(172)	(338)
Noncontrolling interests in consolidated subsidiaries	-	160	-	399
Net income attributable to common shareholders	$19,355	$43,456	$39,785	$71,796

Earnings per common share attributable to common shareholders - basic	$0.42	$1.04	$0.86	$1.79

Earnings per common share attributable to common shareholders - diluted	$0.42	$1.03	$0.86	$1.78

Common shares used in basic
earnings per share calculation	46,364,890	41,980,389	46,334,729	40,195,603

Common shares used in diluted
earnings per share calculation	46,477,680	42,227,388	46,448,286	40,445,263

Dividends declared per common share	$1.00	$0.95	$1.95	$1.80

(A) Interest expense for the period ending June 30 consists of the following
Interest expense	$15,196	$7,894	$29,887	$16,671
Amortization of debt issuance costs	520	350	1,039	706
Total interest expense	$15,716	$8,244	$30,926	$17,377

Life Storage, Inc.
Computation of Funds From Operations (FFO) (2)
(unaudited)
	April 1, 2017	April 1, 2016	January 1, 2017	January 1, 2016
	to	to	to	to
(dollars in thousands, except share data)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net income attributable to common shareholders	$19,355	$43,456	$39,785	$71,796
Noncontrolling interests in the Operating Partnership	77	208	172	338
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	37,708	17,855	74,973	33,889
Depreciation and amortization from unconsolidated joint ventures	948	581	1,716	1,153
Gain on sale of real estate	-	(15,270)	-	(15,270)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(229)	(223)	(502)	(429)
Funds from operations available to common shareholders	57,859	46,607	116,144	91,477
FFO per share - diluted	$1.24	$1.10	$2.50	$2.26

Adjustments to FFO
Loss related to legal settlement	5,040	-	5,040	-
Acquisition fee income	(1,241)		(1,241)
Acquisition costs expensed	-	1,694	-	4,078
Interest expense - acquisition bridge loan commitment fee	-	7,329	-	7,329
Funds from operations resulting from non-recurring items
allocable to noncontrolling interest in Operating Partnership	(15)	(43)	(15)	(54)
Adjusted funds from operations available to common shareholders	61,643	55,587	119,928	102,830
Adjusted FFO per share - diluted	$1.33	$1.32	$2.58	$2.54

Common shares - diluted	46,477,680	42,227,388	46,448,286	40,445,263

Life Storage, Inc.
Quarterly Same Store Data (3) * 435 mature stores owned since 12/31/15
(unaudited)
	April 1, 2017	April 1, 2016
	to	to			Percentage
(dollars in thousands)	June 30, 2017	June 30, 2016	Change		Change

Revenues:
Rental income	$89,660	$88,686	$	974	1.1%
Tenant insurance	3,570	3,363		207	6.2%
Other operating income	1,760	1,665		95	5.7%
Total operating revenues	94,990	93,714		1,276	1.4%

Expenses:
Payroll and benefits	7,978	7,761		217	2.8%
Real estate taxes	10,271	9,739		532	5.5%
Utilities	2,753	2,724		29	1.1%
Repairs and maintenance	3,212	3,178		34	1.1%
Office and other operating expense	3,090	3,031		59	1.9%
Insurance	1,126	1,065		61	5.7%
Advertising	269	293		(24)	-8.2%
Internet marketing	2,451	1,719		732	42.6%
Total operating expenses	31,150	29,510		1,640	5.6%

Net operating income (1)	$63,840	$64,204	$	(364)	-0.6%

QTD Same store move ins	45,054	45,656		(602)

QTD Same store move outs	39,570	40,280		(710)

Other Comparable Quarterly Same Store Data *
(unaudited)
	April 1, 2017	April 1, 2016
	to	to			Percentage
	June 30, 2017	June 30, 2016	Change		Change
Stores owned since 12/31/14 (417 stores)
Revenues	$90,922	$89,735	$	1,187	1.3%
Expenses	29,718	28,090		1,628	5.8%
Net operating income	$61,204	$61,645	$	(441)	-0.7%

Stores owned since 12/31/13 (389 stores)
Revenues	$83,105	$82,189	$	916	1.1%
Expenses	27,022	25,529		1,493	5.8%
Net operating income	$56,083	$56,660	$	(577)	-1.0%

* See exhibit A for supplemental quarterly same store data.

Life Storage, Inc.
Year to Date Same Store Data (3) * 435 mature stores owned since 12/31/15
(unaudited)
	January 1, 2017	January 1, 2016
	to	to		Percentage
(dollars in thousands)	June 30, 2017	June 30, 2016	Change	Change

Revenues:
Rental income	$178,088	$174,413	$3,675	2.1%
Tenant insurance	7,015	6,591	424	6.4%
Other operating income	3,130	3,092	38	1.2%
Total operating revenues	188,233	184,096	4,137	2.2%

Expenses:
Payroll and benefits	15,995	15,440	555	3.6%
Real estate taxes	20,543	19,477	1,066	5.5%
Utilities	5,606	5,575	31	0.6%
Repairs and maintenance	6,921	6,831	90	1.3%
Office and other operating expense	6,109	6,061	48	0.8%
Insurance	2,212	2,206	6	0.3%
Advertising & yellow pages	539	602	(63)	-10.5%
Internet marketing	4,363	3,500	863	24.7%
Total operating expenses	62,288	59,692	2,596	4.3%

Net operating income (1)	$125,945	$124,404	$1,541	1.2%

YTD Same store move ins	84,375	87,036	(2,661)

YTD Same store move outs	76,629	78,566	(1,937)

Other Data - unaudited	Same Store (3)		All Stores (4)
	2017	2016	2017	2016

Weighted average quarterly occupancy	92.1%	92.3%	90.9%	91.4%

Occupancy at June 30	92.8%	92.7%	91.9%	91.8%

Rent per occupied square foot	$13.17	$13.06	$13.36	$13.16

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the six months ended June 30, 2017:

Beginning balance	$4,243,308
Property acquisitions	10,089
Improvements and equipment additions:
Expansions	5,647
Roofing, paving, and equipment:
Stabilized stores	22,666
Recently acquired stores	6,971
Additions to consolidated subsidiary	82
Change in construction in progress (Total CIP $24.9 million)	10,383
Dispositions and Impairments	(9,414)
Storage facilities at cost at period end	$4,289,732

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	June 30, 2017	June 30, 2016

Management and administrative salaries and benefits	6,381	6,163
Training	252	214
Call center	721	601
Life Storage Solutions costs	134	73
Income taxes	429	11
Legal, accounting and professional	1,071	1,027
Name change	79	-
Loss related to legal settlement	5,040
Other administrative expenses (5)	1,852	2,025
	$15,959	$10,114

Net rentable square feet	June 30, 2017
Wholly owned properties	39,673,992
Joint venture properties	7,133,670
Third party managed properties	2,222,798
	49,030,460

	June 30, 2017	June 30, 2016

Common shares outstanding	46,565,213	46,369,391
Operating Partnership Units outstanding	217,481	196,008

(1) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure to investors in evaluating our operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. Additionally, NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending on accounting methods and book value of assets. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

(2) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

(3) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(4) Does not include unconsolidated joint venture stores or other stores managed by the Company

(5) Other administrative expenses include office rent, travel expense, investor relations and miscellaneous other expenses.

Life Storage, Inc.
Trailing Five Quarter Information
Consolidated Balance Sheet

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
(dollars in thousands)	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
Assets
Investment in storage facilities:
Land	$786,539	$787,535	$786,764	$785,866	$626,454
Building, equipment and construction in progress	3,503,193	3,479,833	3,456,544	3,416,823	2,295,840
	4,289,732	4,267,368	4,243,308	4,202,689	2,922,294
Less: accumulated depreciation	(578,388)	(553,758)	(535,704)	(513,716)	(486,521)
Investment in storage facilities, net	3,711,344	3,713,610	3,707,604	3,688,973	2,435,773
Cash and cash equivalents	7,998	4,819	23,685	16,146	901,897
Accounts receivable	6,189	5,750	5,469	5,973	4,670
Receivable from joint venture	1,022	1,296	1,223	747	1,045
Investment in joint venture	132,524	89,046	67,300	66,667	67,157
Prepaid expenses	8,694	10,422	6,649	7,772	6,446
Intangible asset - in-place customer leases	133	12,051	24,830	38,044	4,325
Trade name	16,500	16,500	16,500	16,500	-
Other assets	6,267	4,139	4,724	7,294	5,140
Total Assets	$3,890,671	$3,857,633	$3,857,984	$3,848,116	$3,426,453

Liabilities
Line of credit	$331,000	$299,000	$253,000	$240,000	$-
Term notes, net	1,388,380	1,387,953	1,387,525	1,387,119	1,187,770
Accounts payable and accrued liabilities	66,134	45,787	75,132	62,155	37,160
Deferred revenue	10,020	9,748	9,700	9,996	8,075
Fair value of interest rate swap agreements	11,526	11,585	13,015	19,248	22,010
Mortgages payable	12,852	12,938	13,027	10,134	10,205
Total Liabilities	1,819,912	1,767,011	1,751,399	1,728,652	1,265,220

Noncontrolling redeemable Operating Partnership Units at redemption value	16,459	18,120	18,091	17,996	20,191

Equity
Common stock	466	465	464	464	464
Additional paid-in capital	2,361,579	2,354,398	2,348,567	2,343,581	2,339,074
Accumulated deficit	(288,129)	(262,508)	(239,062)	(214,703)	(167,901)
Accumulated other comprehensive loss	(19,616)	(19,853)	(21,475)	(27,932)	(30,863)
Total Shareholders' Equity	2,054,300	2,072,502	2,088,494	2,101,410	2,140,774
Noncontrolling interest in consolidated subsidiary	-	-	-	58	268
Total Equity	2,054,300	2,072,502	2,088,494	2,101,468	2,141,042
Total Liabilities and Equity	$3,890,671	$3,857,633	$3,857,984	$3,848,116	$3,426,453

Life Storage, Inc.
Trailing Five Quarter Information
Statement of Operations
(unaudited)
	April 1, 2017	January 1, 2017	October 1, 2016	July 1, 2016	April 1, 2016
	to	to	to	to	to
(dollars in thousands, except share data)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Revenues
Rental income	$120,646	$118,594	$119,465	$118,319	$98,795
Other operating income	8,955	7,908	7,611	7,893	6,741
Management fee income	3,183	1,818	1,602	1,589	1,469
Total operating revenues	132,784	128,320	128,678	127,801	107,005

Expenses
Property operations and maintenance	29,719	29,796	28,992	28,382	23,153
Real estate taxes	14,498	14,435	13,206	13,102	11,021
General and administrative	15,959	11,436	11,617	10,909	10,114
Write-off of property deposits	-	-	1,783	-	-
Acquisition related costs	-	-	244	25,220	1,694
Operating leases of storage facilities	141	-	-	-	-
Depreciation and amortization	26,186	24,864	27,628	27,908	16,414
Amortization of in-place customer leases	11,919	12,778	13,371	13,497	1,837
Total operating expenses	98,422	93,309	96,841	119,018	64,233

Income from operations	34,362	35,011	31,837	8,783	42,772

Other income (expense)
Interest expense	(15,716)	(15,210)	(15,151)	(14,647)	(8,244)
Interest expense - acquisition bridge loan commitment fee	-	-	-	-	(7,329)
Interest income	1	3	11	13	37
Gain on sale of real estate	-	-	-	-	15,270
Gain on land taking	-	-	623	-	-
Equity in income of joint ventures	785	721	870	882	998

Net income (loss)	19,432	20,525	18,190	(4,969)	43,504
Noncontrolling interests in the Operating Partnership	(77)	(96)	(81)	21	(208)
Noncontrolling interests in consolidated subsidiaries	-	-	58	210	160
Net income (loss) attributable to common shareholders	$19,355	$20,429	$18,167	$(4,738)	$43,456

Earnings (loss) per common share attributable to common shareholders - basic	$0.42	$0.44	$0.39	$(0.10)	$1.04

Earnings (loss) per common share attributable to common shareholders - diluted	$0.42	$0.44	$0.39	$(0.10)	$1.03

Common shares used in basic
earnings (loss) per share calculation	46,364,890	46,304,568	46,206,191	46,139,079	41,980,389

Common shares used in diluted
earnings (loss) per share calculation	46,477,680	46,418,891	46,385,984	46,139,079	42,227,388

Dividends declared per common share	$1.00	$0.95	$0.95	$0.95	$0.95

Life Storage, Inc.
Trailing Five Quarter Information
Quarterly Same Store Data (3) * 435 mature stores owned since 12/31/15
(unaudited)

	April 1, 2017	January 1, 2017	October 1, 2016	July 1, 2016	April 1, 2016
	to	to	to	to	to
(dollars in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Revenues:
Rental income	$89,660	$88,429	$89,247	$91,145	$88,686
Tenant insurance	3,570	3,445	3,391	3,442	3,363
Other operating income	1,760	1,369	1,381	1,647	1,665
Total operating revenues	94,990	93,243	94,019	96,234	93,714

Expenses:
Payroll and benefits	7,978	8,017	7,971	7,753	7,761
Real estate taxes	10,271	10,271	9,383	9,542	9,739
Utilities	2,753	2,853	2,736	3,505	2,724
Repairs and maintenance	3,212	3,709	4,133	3,373	3,178
Office and other operating expense	3,090	3,019	3,048	3,112	3,031
Insurance	1,126	1,086	1,065	1,065	1,065
Advertising & yellow pages	269	270	279	278	293
Internet marketing	2,451	1,913	1,697	1,488	1,719
Total operating expenses	31,150	31,138	30,312	30,116	29,510

Net operating income (1)	$63,840	$62,105	$63,707	$66,118	$64,204

Net operating income (1)
Same-store net operating income	$63,840	$62,105	$63,707	$66,118	$64,204
Other stores and management fee income	24,727	21,984	22,773	20,199	8,627
Total net operating income	88,567	84,089	86,480	86,317	72,831

General and administrative expense	(15,959)	(11,436)	(11,617)	(10,909)	(10,114)
Write-off of property deposits	-	-	(1,783)	-	-
Acquisition related costs	-	-	(244)	(25,220)	(1,694)
Operating leases of storage facilities	(141)	-	-	-	-
Depreciation and amortization	(38,105)	(37,642)	(40,999)	(41,405)	(18,251)
Interest expense	(15,716)	(15,210)	(15,151)	(14,647)	(15,573)
Interest income	1	3	11	13	37
Gain on sale of storage facilities	-	-	-	-	15,270
Gain on land taking	-	-	623	-	-
Equity in income of joint ventures	785	721	870	882	998
Net income (loss)	$19,432	$20,525	$18,190	$(4,969)	$43,504

Same store weighted average quarterly occupancy	92.1%	90.6%	90.9%	92.3%	92.3%

Same store period end occupancy	92.8%	90.9%	90.4%	91.9%	92.7%

Same store annualized rent per occupied square foot	$13.17	$13.23	$13.33	$13.38	$13.06

(1) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure to investors in evaluating our operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. Additionally, NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending on accounting methods and book value of assets. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

Life Storage, Inc.
Trailing Five Quarter Information
Funds From Operations (FFO) (1)
(unaudited)

	April 1, 2017	January 1, 2017	October 1, 2016	July 1, 2016	April 1, 2016
	to	to	to	to	to
(dollars in thousands, except share data)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Net income (loss) attributable to common shareholders	$19,355	$20,429	$18,167	$(4,738)	$43,456
Noncontrolling interests in the Operating Partnership	77	96	81	(21)	208
Depreciation of real estate and amortization of intangible
assets exclusive of debt issuance costs	37,708	37,265	40,618	41,024	17,855
Depreciation and amortization from unconsolidated joint ventures	948	768	703	738	581
Gain on sale of real estate	-	-	-	-	(15,270)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(229)	(273)	(264)	(164)	(223)
Funds from operations available to common shareholders	57,859	58,285	59,305	36,839	46,607
FFO per share - diluted	$1.24	$1.26	$1.28	$0.79	$1.10

Adjustments to FFO
Loss related to legal settlement	5,040	-	-	-	-
Acquisition fee income	(1,241)	-	-	-	-
Acquisition costs expensed	-	-	244	25,220	1,694
Interest expense - acquisition bridge loan commitment fee	-	-	-	-	7,329
Gain on land taking	-	-	(623)	-	-
Write-off of property deposits	-	-	1,783	-	-
Funds from operations resulting from non-recurring items allocable to
noncontrolling interest in Operating Partnership	(15)	-	(6)	(112)	(43)
Adjusted funds from operations available to common shareholders	61,643	58,285	60,703	61,947	55,587
Adjusted FFO per share - diluted	$1.33	$1.26	$1.31	$1.34	$1.32

Common shares - diluted	46,477,680	46,418,891	46,385,984	46,353,344	42,227,388

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

CONTACT:
Investor Relations:
Life Storage, Inc.
Diane Piegza, 716-633-1850
dpiegza@lifestorage.com